UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2016 (February 26, 2016)

LABSTYLE INNOVATIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-186054	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Halamish Street

Caesarea Industrial Park

3088900, Israel

(Address of Principal Executive Offices)

972-4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On February 26, 2016, LabStyle Innovations Corp. (the “Company”) effected a reverse stock split of its outstanding shares of common stock at a ratio of one-for-eighteen (the “Stock Split”). The Stock Split, which was approved by the Company’s board of directors under authority granted by the Company's stockholders at the Company’s 2015 Annual Meeting of Stockholders held on June 15, 2015, was consummated pursuant to a Certificate of Amendment filed with the Secretary of State of Delaware on February 25, 2016 (the “Certificate of Amendment”). The Stock Split was effective on February 26, 2016. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Upon the effectiveness of the Stock Split, the Company’s issued and outstanding shares of common stock decreased from approximately 53.5 million shares to approximately 3.0 million shares of common stock, all with a par value of $0.0001. Fractional shares resulting from the Stock Split were rounded up to the next whole number. The amount of authorized shares of common stock (160 million shares) was not affected by the Stock Split.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Amendment to the Company’s Certificate of Incorporation to implement the Reverse Split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2016	LABSTYLE INNOVATIONS CORP.

	By:	/s/ Zvi Ben David
Name: Zvi Ben David Title: Chief Financial Officer, Treasurer and Secretary